UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 29, 2018

URBAN OUTFITTERS, INC.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	000-22754	23-2003332
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 South Broad Street, Philadelphia, PA		19112
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (215) 454-5500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule l2b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 29, 2018, Urban Outfitters, Inc. (the “Company”) entered into an amended and restated credit agreement (the “Amended Credit Agreement”) that amends the Company’s asset-based revolving credit facility with certain lenders, including JPMorgan Chase Bank, N.A., as administrative agent, and J.P. Morgan Securities LLC and Wells Fargo Bank, National Association, as joint lead arrangers and co-book managers.

The Amended Credit Agreement extends the maturity date of the senior secured revolving credit facility to June 2023 (the “Amended Credit Facility”). The Amended Credit Facility provides for loans and letters of credit up to $350 million, subject to a borrowing base that is comprised of our eligible accounts receivable and inventory. The Amended Credit Facility includes a swing-line sub-facility, a multicurrency sub-facility and the option to expand the facility by up to $150 million. The funds available under the Amended Credit Facility may be used for working capital and other general corporate purposes.

The Amended Credit Facility provides for interest on borrowings, at the Company’s option, at either (i) adjusted LIBOR, CDOR or EURIBOR plus an applicable margin ranging from 1.125% to 1.375%, or (ii) an adjusted ABR plus an applicable margin ranging from 0.125% to 0.375%, each such applicable margin depending on the level of availability under the Amended Credit Facility. Depending on the type of borrowing, interest on the Amended Credit Agreement is payable monthly, quarterly or at the end of the interest period. A commitment fee of 0.20% is payable quarterly on the unused portion of the Amended Credit Facility.

All obligations under the Amended Credit Facility are unconditionally guaranteed by the Company and certain of its U.S. subsidiaries. The obligations under the Amended Credit Facility are secured by a first-priority security interest in inventory, accounts receivable, and certain other assets of the Company and certain of its U.S. subsidiaries. The obligations of URBN Canada Retail, Inc. are secured by a first-priority security interest in its inventory, accounts receivable, and certain other assets. The Amended Credit Agreement contains customary representations and warranties, negative and affirmative covenants and provisions relating to events of default.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under “Item 1.01 Entry into a Material Definitive Agreement” is hereby incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URBAN OUTFITTERS, INC.

Date: July 2, 2018	By:	/s/ Francis J. Conforti
Francis J. Conforti
Chief Financial Officer